Exhibit 99.1

FOR IMMEDIATE RELEASE

AVANGRID Has Completed the Review
of Its Gas Storage Business

ORANGE, Connecticut — Dec. 27, 2017 — AVANGRID, Inc. (NYSE: AGR) has completed the strategic review of its Enstor Gas Storage businesses, including the trading business, and has concluded that it will move forward with a plan to sell the businesses.

Additionally, as a result of the enactment of tax reform legislation signed into law on Dec. 22, 2017, AVANGRID expects to recognize a one-time gain related to the re-measurement of deferred taxes primarily in the Renewables business, and modest going-forward financial benefit under U.S. generally accepted accounting principles, due to a combination of factors.

The tax reform act results in a lower federal corporate tax rate of 21%, which we expect will generally benefit our non-regulated businesses. The act preserves interest deductibility for utilities, and the proposed cap for non-utilities is not expected to materially impact the AVANGRID non-regulated businesses because of our low leverage levels. Finally, while the introduction of a Base Erosion Anti-Abuse Tax (BEAT) could impact the availability of Tax equity generally, the full impact of this measure cannot be determined at this time. AVANGRID is not reliant on tax-equity funding to support its growth initiatives, but it may be used when it is determined to be appropriate for the company. We believe that our scale, experience, and successful track record of delivering high quality renewables projects will enable us to continue to access to this market as it adapts and develops. Importantly, the tax credits supporting renewables remain in place and are unchanged from the phase-down previously established in 2015.

AVANGRID expects the one-time gain associated with the implementation of the legislation to be offset by the accounting adjustments primarily related to the resolution of the status of the Enstor Gas Storage businesses. The full financial impacts and any necessary accounting adjustments for these items remain under review and assessment, are subject to change, and will be updated and communicated at the time of our fourth quarter earnings results that will be issued during the month of February 2018.

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Forward Looking Statements: This press release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” “predicts,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: our future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting, our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and other presently unknown or unforeseen factors.

Additional risks and uncertainties are set forth under the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, which are on file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-

looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a diversified energy and utility company with more than $32 billion in assets and operations in 27 states. The company owns regulated utilities and electricity generation assets through two primary lines of business, Avangrid Networks and Avangrid Renewables. Avangrid Networks is comprised of eight electric and natural gas utilities, serving approximately 3.2 million customers in New York and New England. Avangrid Renewables operates more than 6 gigawatts of owned and controlled renewable generation capacity, primarily through wind and solar, in 22 states across the United States. AVANGRID employs approximately 6,800 people. For more information, visit www.avangrid.com.

Media Contact: • Michael A. West, Jr. Michael.West@avangrid.com 203.499.3858 Investor Relations Contact: • Patricia Cosgel Patricia.Cosgel@avangrid.com 203.499.2624